UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2006

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32259	94-3267295

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

          On January 11, 2006, Align Technology, Inc. (the “Company”)  filed a federal court patent infringement action against OrthoClear, Inc. (“OrthoClear”) in the Western District of Wisconsin (Madison) (the “Patent Infringement Federal Action”) asserting infringement of the Company’s U.S. Patents Nos. 6,685,469; 6,450,807; 6,394,801; 6,398,548; 6,722,880; 6,629,840; 6,669,037; 6,318,994; 6,729,876; 6,602,070; 6,471,511 and 6,227,850. The Patent Infringement Federal Action seeks monetary damages and an injunction to augment the exclusionary relief available from the ITC.

          On February 6, 2006,  OrthoClear filed a motion to stay the Patent Infringement Federal Action, pursuant to the mandatory stay provisions of the United States International Trade Commission (“ITC”), pending the outcome of the litigation of the same patents in the ITC proceedings.  The Company did not oppose the motion to stay. On March 10, 2006, the Court granted OrthoClear’s unopposed motion to stay, thereby staying the matter pending resolution of the ITC proceedings.

          On August 10, 2006, the Court, on its own motion, dismissed the Patent Infringement Federal Action without prejudice to its reopening upon the completion of the ITC proceedings.  In addition, the judge ordered that, upon a reopening of the Patent Infringement Federal Action, it will be placed at the head of the docket for immediate judicial attention.  A summary of the ITC proceedings is contained in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2006	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington

Vice President of Finance and Chief Financial Officer